Exhibit 99.1


         Geron Corporation Reports 2007 First Quarter Financial Results



    MENLO PARK, Calif.--(BUSINESS WIRE)--April 27, 2007--Geron
Corporation (Nasdaq:GERN) today reported financial results for the three months ended March 31, 2007.

    For the first quarter of 2007, the company reported operating revenues of $916,000 and operating expenses of $17.3 million, compared to $583,000 and $11.4 million, respectively, for the comparable 2006 period. Net loss applicable to common stockholders for the 2007 period was $2.5 million, or $(0.03) per share, compared to $4.9 million, or $(0.08) per share for the comparable 2006 period.

    Revenues for the first quarter of 2007 and for the comparable 2006 period reflect royalty and license fee revenue under various license agreements and collaborative agreements. Interest and other income for the first quarter of 2007 amounted to $2.8 million, compared to $1.9 million for the first quarter of 2006.

    Research and development expenses increased for the first quarter of 2007 to $13.2 million, compared to $9.4 million for the comparable 2006 period, as a result of increased personnel-related costs, increased scientific consulting expenses and increased clinical trial expenses. Included in the first quarter of 2007 research and development expense is $2.6 million of non-cash expense related to stock options. General and administrative expenses increased for the first quarter of 2007 to $4.1 million, compared to $2.1 million for the comparable 2006 period. Included in the first quarter 2007 general and administrative expense is $1.7 million of non-cash expense related to stock options and increased costs of compliance.

    The company expects its research and development expenses to increase in the future as it begins additional clinical trials with its telomerase inhibitor drug and its telomerase-based cancer vaccine, continues preclinical development of its human embryonic stem cell
(hESC)-based cell therapy for spinal cord injury and initiates preclinical development of its telomerase activator drug for the treatment of HIV.

    In the 2006 Form 10-K, the company reported a change in the classification of warrants issued to investors in connection with equity financings from equity to liabilities in accordance with recent guidance relating to Emerging Issues Task Force Issue 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" (Issue 00-19). Changes in the fair value of the warrants are reflected as unrealized gain/loss on derivatives in the consolidated statements of operations. In the first quarter of 2007, the company recognized an unrealized gain of $14.8 million related to the changes in fair value. In March 2007, the company amended the documentation of certain warrants in order to clarify the provisions that resulted in liability treatment under Issue 00-19. As a result of the amendments, those warrants have been re-classified as equity on the March 31, 2007 balance sheet.

    First Quarter 2007 Highlights:

    -- Studies published in Stem Cells and Development show that GRNOPC1, the company's hESC-based oligodendroglial progenitor cell therapy, produces multiple nerve growth factors and proteins that enhance survival and stimulate regeneration of neurons damaged during spinal cord injury.

    -- Studies published in Cancer Research demonstrate that GRN163L induces altered tumor cell adhesion in animal models of lung cancer and potentially aids in the prevention of metastasis.

    -- Warrants held by investors to purchase 1,875,000 shares of common stock were exercised at $8.00 per share for gross proceeds of $15.0 million to the company. The exercised warrants were issued in connection with the financing announced in December 2006 and had an expiration date of Feb. 28, 2007. In conjunction with this warrant exercise, the company issued to the institutional investors new warrants to purchase 1,125,000 shares of common stock, at a premium, exercisable from June 2007.

    Conference Call

    At 6:30 a.m. PDT/9:30 a.m. EDT on Apr. 30, Thomas B. Okarma,
Ph.D., M.D., Geron's chief executive officer, and David L. Greenwood, Geron's chief financial officer, will host a conference call to discuss the company's first quarter results.

    Participants can access the conference call via telephone by dialing 800-573-4840 (U.S.); 617-224-4326 (international). The passcode is 59567667. A live audio-only Webcast is also available through a link that is posted on the conferences page in the investor relations section of Geron's Website at http://www.geron.com. The audio Web broadcast of the conference call will be available for replay through May 30, 2007.

    Geron is developing first-in-class biopharmaceuticals for the treatment of cancer and degenerative diseases, including spinal cord injury, heart failure, diabetes and HIV/AIDS. The company is advancing an anti-cancer drug and a cancer vaccine that target the enzyme telomerase through multiple clinical trials. Geron is also the world leader in the development of human embryonic stem cell-based therapeutics, with its spinal cord injury treatment anticipated to be the first product to enter clinical development. For more information, visit www.geron.com.

    This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Geron's technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the annual report on Form 10-K for the year ended December 31, 2006.



                          GERON CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

                                             THREE MONTHS ENDED
                                                  MARCH 31,
                                                         Restated
(In thousands, except share and per
 share data)                               2007            2006
                                       -------------- ----------------
                                                          (Note 1)
Revenues from collaborative agreements          $293              $55
License fees and royalties                       623              528
                                       -------------- ----------------
   Total revenues                                916              583

Operating expenses:
  Research and development                    13,189            9,363
  General and administrative                   4,129            2,082
                                       -------------- ----------------
 Total operating expenses                     17,318           11,445
                                       -------------- ----------------
Loss from operations                         (16,402)         (10,862)

Unrealized gain on derivatives                14,805            4,082
Interest and other income                      2,792            1,892
Interest and other expense                       (28)             (40)
                                       -------------- ----------------
Net income (loss)                              1,167           (4,928)
Deemed dividend on derivatives                (3,661)              --
                                       -------------- ----------------
Net loss applicable to common
 stockholders                                $(2,494)         $(4,928)
                                       ============== ================

Basic and diluted net loss per share
 applicable to common stockholders            $(0.03)          $(0.08)
                                       ============== ================
Shares used in computing basic and
 diluted net loss per share applicable
 to common stockholders                   71,797,056       65,088,861
                                       ============== ================




                CONDENSED CONSOLIDATED BALANCE SHEETS

                                        MARCH 31,       DECEMBER 31,
(In thousands)                            2007             2006
                                     ---------------- ----------------
                                       (Unaudited)        (Note 2)
Current assets:
  Cash, restricted cash and cash
   equivalents                              $146,252         $136,412
  Marketable securities                       75,504           77,448
  Interest and other receivables                 856            1,268
  Other current assets                         2,343            2,025
                                     ---------------- ----------------
Total current assets                         224,955          217,153

Property and equipment, net                    3,064            2,482
Deposits and other assets                        968            1,165
                                     ---------------- ----------------
                                            $228,987         $220,800
                                     ================ ================

Current liabilities                           10,916           46,776
Noncurrent liabilities                            98              105
Stockholders' equity                         217,973          173,919
                                     ---------------- ----------------
                                            $228,987         $220,800
                                     ================ ================


    Note 1: Restated financial information derived from quarterly financial statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2006.

    Note 2: Derived from audited financial statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2006.



    CONTACT: Noonan Russo
             David Schull, 858-717-2310 (Media)
             david.schull@eurorscg.com
             Matthew Haines, 212-845-4235 (Investors) matthew.haines@eurorscg.com or
             Geron
             David L. Greenwood, 650-473-7765
             Chief Financial Officer
             info@geron.com